Exhibit 99.1

Patriot Bank, N.A.
Q3 2026

FINANCIAL DATA PRIMARILY REFLECTS PATRIOT BANK, N.A. ON A STAND-ALONE BASIS, EXCEPT FOR THE SEPARATELY IDENTIFIED PRELIMINARY, UNAUDITED PNBK CONSOLIDATED EARNINGS ESTIMATE ON SLIDE 9.

November 2026

Patriot Bank

Disclaimer and Cautionary Notice Regarding Preliminary Financial Data and "Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995

The financial information contained in this presentation reflects bank-level data derived from the records of Patriot Bank, N.A. (the "Bank") (except where otherwise stated) as of and for the quarter, which form the basis of the Bank's Consolidated Report of Condition and Income (Call Report) filed with the Office of the Comptroller of the Currency. Bank-level information may differ from the Call Report in format, level of detail or classification, as described in this presentation. This information is preliminary, unaudited, and subject to change. It is being provided in advance of Patriot National Bancorp's (the "Company's") Quarterly Report on Form 10-Q for the period.

This presentation also includes management's preliminary, unaudited estimate of consolidated income before income taxes for Patriot National Bancorp, Inc. and its subsidiaries for the quarter ended September 30, 2026. This estimate is derived from the Company's preliminary consolidated accounting records, rather than the Bank's Call Report, and is subject to the review procedures and potential adjustments described below. Business and litigation updates include developments occurring after September 30, 2026.

The data presented herein has not been subjected to the review procedures applicable to the Form 10-Q, including review by the Company's independent registered public accounting firm pursuant to applicable standards of the Public Company Accounting Oversight Board. Accordingly, this information may be revised or restated in connection with the finalization of the Form 10-Q, including as a result of audit or review adjustments, reclassifications, corrections, changes in accounting estimates, or other modifications made in the ordinary course of preparing consolidated financial statements at the holding company level.

Investors and other users are cautioned that this presentation reflects the stand-alone results and financial position of the Bank and does not represent the consolidated financial statements of the Company, except where otherwise indicated. The Company's results may differ (and estimates may vary from actual results once finalized) due to holding company-level activities, intercompany eliminations, and consolidation adjustments. Credit quality metrics, including non-accrual balances, delinquencies, and classified asset balances, are presented as summary figures without detailed definitions. Readers should refer to the Company's Form 10-Q for complete definitions and disclosure. Financial data is unaudited, and this presentation provides selected financial information rather than a complete set of consolidated financial statements prepared in accordance with Regulation S-X.

This presentation should be read in conjunction with the Company's most recent Annual Report on Form 10-K, and other reports filed with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update or revise the information contained in this presentation to reflect events or circumstances occurring after the date hereof, except as may be required by applicable law or regulation.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Patriot's future financial results and performance and could cause the actual results, performance, or achievements of Patriot to differ materially from any anticipated results expressed or implied by such forward-looking statements. Please refer to the Company's most recent Form 10-K for a discussion of risk factors.

Patriot Bank™

Patriot Bank: Overview

Vision: Empowering America's Diverse Entrepreneurs, Investors, and Business Leaders and Those Who Serve Them
Mission: Providing Safe, Reliable Banking Solutions Tailored to Target Clients' Unmet Needs

Organization Highlights

Headquarters	Stamford, CT
Founded	1994
Charter	National Bank (OCC-regulated)
Branches	8
Employees	137

Liquidity & Capital

	Q3 2026
Liquidity to Assets	34.3%
Tier 1 Leverage	9.8%
Tier 1 Capital	14.0%
Common Equity Tier 1 Capital	14.0%

Balance Sheet

($ in 000s)	Q3 2026
Total Assets	$1,501,989
Cash + Securities	519,313
Loans	936,223
Deposits	1,387,441

Patriot Bank

Unaudited Bank-Level Data

Third Quarter 2026 Highlights

Patriot Bank reported continued asset growth and improved earnings

1. Pretax income increased by $1.76 million to $2.95 million in the quarter, driven by a $1.56 million increase in net interest income
2. Average Loans grew by 11% quarter over quarter to $930 million
3. Average Assets grew by 5% quarter over quarter to $1.3 billion

Third Quarter 2026 Income Statement

Increase in net income driven by improved net interest income

($ in 000s)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Δ Q2 2026
Net Interest Income	$5,453	$6,276	$7,111	$9,529	$11,084	$1,555
Non-Interest Income	2,207	3,548	3,508	2,817	5,943	3,126
Total Revenue	**7,660**	**9,824**	**10,619**	**12,346**	**17,026**	**4,680**
Non-Interest Expense	(7,636)	(8,763)	(9,317)	(10,563)	(14,078)	(3,515)
Pre-provision Net Revenue	**24**	**1,062**	**1,302**	**1,783**	**2,948**	**1,165**
(Provision)/Release for Credit Losses	431	321	181	(590)	3	593
Pre-Tax Income	**455**	**1,382**	**1,483**	**1,193**	**2,951**	**1,758**
Income Tax (Expense)/Benefit	5	(111)	(13)	1,526	189	(1,337)
Net Income /(Loss)	**$460**	**$1,271**	**$1,470**	**$2,720**	**$3,141**	**$421**

Patriot Bank

Unaudited Bank-Level Data

Third Quarter 2026 Balance Sheet

Patriot Bank grew its balance sheet in Q3 while maintaining strong capital ratios

($ in 000s)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Δ Q2 2026
Cash & Restricted	$201,530	$207,197	$109,188	$121,509	$289,147	$167,638
Securities	108,679	228,316	247,339	244,119	230,166	(13,953)
Loans	607,074	617,075	779,145	909,606	936,223	26,617
Allowance for Credit Losses	(7,187)	(6,839)	(7,779)	(8,469)	(8,469)	0
Other Assets	41,499	43,080	52,618	56,160	54,922	(1,238)
Total Assets	**$951,596**	**$1,088,830**	**$1,180,511**	**$1,322,925**	**$1,501,989**	**$179,064**
Deposits	845,097	977,560	1,059,288	1,207,249	1,387,441	180,192
Borrowings and Other Liabilities	7,804	9,500	20,199	9,985	12,688	2,703
Total Liabilities	**$852,900**	**$987,061**	**$1,079,487**	**$1,217,235**	**$1,400,129**	**$182,894**
Equity	98,696	101,769	101,024	105,690	101,860	(3,830)
Total Liabilities & Equity	**$951,596**	**$1,088,830**	**$1,180,511**	**$1,322,925**	**$1,501,989**	**$179,064**

Key Ratios:

Tier 1 Leverage Ratio	11.9%	11.4%	9.4%	**9.6%**	**9.8%**	0.2%
Common Equity Tier 1 Ratio (CET1)	18.5%	18.7%	15.2%	**13.2%**	**14.0%**	0.8%
Tier 1 Capital Ratio	18.5%	18.7%	15.2%	**13.2%**	**14.0%**	0.8%
Total Capital Ratio	19.2%	19.2%	16.2%	**14.2%**	**14.9%**	0.7%

Patriot Bank

Unaudited Bank-Level Data

Third Quarter 2026 Loans

Patriot Bank increased total loans by over 50% YTD

($ in 000s)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Δ Q2 2026
Commercial Real Estate	$360,802	$346,191	$341,306	$375,733	$374,571	($1,162)
Residential Real Estate	83,671	79,667	188,475	201,153	199,272	(1,881)
Commercial and Industrial	123,358	146,828	220,176	300,626	319,966	19,340
Consumer and Other	20,802	19,876	9,035	8,460	7,879	(581)
Construction	31	0	0	0	0	0
Gross Loans, Held for Investment	**$588,695**	**$592,562**	**$758,992**	**$885,973**	**$901,688**	**$15,715**
Average Yield %	5.82%	5.83%	5.61%	6.20%	6.26%	0.06%
Other Loans, Held for Sale	18,408	24,513	20,154	23,634	34,535	10,901
Total Loans – Gross	**$607,072**	**$617,075**	**$779,146**	**$909,607**	**$936,223**	**$26,616**

Loan Type as a % of Gross Loans, Held For Investment						Δ Q2 2026
Commercial Real Estate	61.3%	58.4%	45.0%	42.4%	41.5%	(0.9%)
Residential Real Estate	14.2%	13.4%	24.8%	22.7%	22.1%	(0.6%)
Commercial and Industrial	21.0%	24.8%	29.0%	33.9%	35.5%	1.6%
Consumer and Other	3.5%	3.4%	1.2%	1.0%	0.9%	(0.1%)
Construction	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Loans, Held for Sale						0.0%

Patriot Bank

Note: yield calculations exclude interest and fee income on loans held for sale

Unaudited Bank-Level Data

Third Quarter 2026 Deposits

Patriot Bank has reduced deposit costs by 33 basis points YTD.

($ in 000s)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Δ Q2 2026
Non-Interest Bearing Deposits	$102,009	$118,541	$93,194	$156,766	$361,515	$204,749
Demand, Savings and NOW	325,202	329,764	438,407	580,379	659,955	79,576
Money Market	162,948	191,177	262,850	196,762	170,676	(26,086)
Certificates of Deposit	196,622	283,395	232,930	241,435	190,234	(51,201)
Brokered Deposits	58,316	54,683	31,907	31,907	5,063	(26,844)
Total Deposits	**$845,097**	**$977,560**	**$1,059,288**	**$1,207,249**	**$1,387,441**	**$180,192**
Average Cost %	2.88%	2.66%	2.72%	2.52%	2.33%	(0.19%)

Deposit Type as a % of Total Deposits						Δ Q2 2026
Non-Interest Bearing	12.0%	12.1%	8.8%	13.0%	26.0%	13.0%
Demand, Savings and NOW	38.5%	33.7%	41.4%	48.1%	47.6%	(0.5%)
Money Market	19.3%	19.6%	24.8%	16.3%	12.3%	(4.0%)
Certificates of Deposit	23.3%	29.0%	22.0%	20.0%	13.7%	(6.3%)
Brokered Deposits	6.9%	5.6%	3.0%	2.6%	0.4%	(2.2%)

Patriot Bank

Consistent with the presentation in the Company's Form 10-Q, escrow account balances are classified within Other Liabilities. Accordingly, total deposits differ from Call Report filings, which include these balances in total deposits.

Unaudited Bank-Level Data

Third Quarter 2026 KPIs

Patrot Bank showed improved profitability and a strong balance sheet in the quarter

($ in 000s)	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Δ Q2 2026
ROAA	0.2%	0.5%	0.5%	0.9%	1.0%	0.1%
ROAE	2.0%	5.1%	5.7%	10.7%	12.3%	1.6%
Efficiency Ratio	99.5%	89.2%	87.6%	85.5%	82.7%	(2.8%)
Net Interest Margin	2.43%	2.58%	2.49%	3.28%	3.57%	0.29%
Loans/Deposits	71.8%	63.1%	73.6%	75.3%	67.5%	(7.8%)
Loans/Assets	63.8%	56.7%	66.0%	68.8%	62.3%	(6.5%)
Total Equity	$98,696	$101,769	$101,024	$105,690	$101,860	($3,831)
Risk-Weighted Assets	611,540	625,163	757,819	920,014	936,305	16,291
Total Assets	951,596	1,088,830	1,180,511	1,322,925	1,501,989	179,064
Asset Growth (QoQ)	2.3%	14.4%	8.4%	12.1%	13.5%	

Patriot Bank

Note: Profit ratios for Q3 2025 sourced from S&P Capital IQ

Unaudited Bank-Level Data

Preliminary Consolidated Results and Recent Developments

1. **Preliminary consolidated earnings:** Management estimates that Patriot National Bancorp, Inc.'s consolidated income before income taxes was approximately $1.0 million for the third quarter of 2026, compared with a consolidated loss before income taxes of $1.4 million for the second quarter of 2026.[1]

2. **Parker receivables litigation:** On October 9, 2026, the federal court in SDNY granted Patriot's motion to dismiss with respect to several of SVB's claims including all claims relating to the Parker Card receivables carried as loans held for sale on Patriot Bank's balance sheet.

3. **2026 Beverly Hills branch approval:** During the fourth quarter of 2026, Patriot Bank received approval from the Office of the Comptroller of the Currency to establish a branch in Beverly Hills, California.

Patriot Bank™

[1] The 3Q2026 estimate reflects Patriot National Bancorp, Inc. and its subsidiaries on a consolidated basis and is separate from the Bank-only results presented elsewhere. The estimate is preliminary and unaudited, has not been reviewed by the Company's independent registered public accounting firm, and remains subject to completion of quarterly closing and financial reporting procedures and independent accountant review. Final results reported in the Company's Form 10-Q may differ materially.